Exibit 21.1



                  Subsidiaries of Gabelli Asset Management Inc.


         The following table lists the direct and indirect subsidiaries of Gabelli Asset Management Inc. (the "Company"). In accordance with Item 601(21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X.

                                                   Jurisdiction of
                                                   Incorporation or
         Name                                      Organization
         ----                                      ----------------

Gabelli Funds, LLC                                 New York
(100%-owned by the Company)

GAMCO Investors, Inc.                              New York
(100%-owned by the Company)

Gabelli Fixed Income, Inc.                         Delaware
(100%-owned by the Company)

Gabelli Securities, Inc.                           Delaware
(77.4%-owned by the Company)

Gabelli Advisers, Inc.                             Delaware
(40.9%-owned by the Company)

Gabelli & Company, Inc.                            New York
(100%-owned by Gabelli Securities, Inc.)

Gabelli & Partners, LLC                            New York
(100%-owned by Gabelli Securities, Inc.)

Gabelli Fixed Income LLC                           Delaware
(80.1%-owned by Gabelli Fixed Income, Inc.)